SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 23, 2003

WASTE CONNECTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NO. 0-23981

94-3283464

(I.R.S. Employer Identification No.)

35 Iron Point Circle, Suite 200, Folsom, CA 95630

(Address of principal executive offices)

Registrant's telephone number, including area code: (916) 608-8200

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9. Regulation FD Disclosure.

This Form 8-K/A amends the Form 8-K filed by Waste Connections, Inc. earlier on July 23, 2003, to correct a typographical error in the FY 2003 revenue estimate shown in the table below.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 9 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any registration statement or other filing pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

During our earnings conference call on July 23, 2003, we highlighted the following estimates for the third quarter and full year 2003:

(Dollar amounts are approximations and in millions)

	Third Quarter	FY 2003
Revenue	$144 - $146	$560 - $570
Operating income before depreciation and amortization	$51 - $52	$196 - $198
Capital expenditures	$15 - $17	$60

For the second half of the year, we estimate our depreciation and amortization expense to be approximately 8.2%-8.3% of revenue, SG&A to be approximately 9.2%-9.4% of revenue and average interest rates on our debt to be approximately 5.6%. For the full year, we estimate our free cash flow to be consistent with original guidance at $70-$75 million.

Operating income before depreciation and amortization and free cash flow, each a non-GAAP financial measure, are provided because they are widely used by investors for valuation and financial performance measures in the solid waste industry. These measures should be used in conjunction with GAAP financial measures. Management uses operating income before depreciation and amortization and free cash flow as two of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate operating income before depreciation and amortization and free cash flow differently. Refer to the Non-GAAP Reconciliation Schedule contained in our second quarter 2003 press release furnished in our Current Report on Form 8-K filed with the SEC on July 23, 2003, for a reconciliation of these items in the second quarter.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "estimates," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may materially differ from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) competition or unfavorable industry conditions could lead to a decrease in demand for the Company's services and to a decline in prices realized by the Company for its services, (2) the Company depends in part on acquisitions for growth, it may be required to pay increased prices for acquisitions, and it may experience difficulty in integrating and deriving synergies from acquisitions, or finding acquisition targets suitable to its growth strategy. (3) the Company may not always have access to the additional capital that it may require for its growth strategy or its cost of capital may increase, (4) governmental regulations may require increased capital expenditures or otherwise affect the Company's business, (5) companies that Waste Connections acquires could have undiscovered liabilities, (6) large, long-term collection contracts on which the Company depends may not be replaced when they expire or are terminated, and (7) the Company is highly dependent on the services of senior management, who would be difficult or impossible to replace. These risks and uncertainties, as well as others, are discussed in greater detail in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. There may be additional risks that the Company does not presently know or that it currently believes are immaterial which could have an adverse impact on its business. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Forward looking statements in this Current Report on Form 8-K include, among others, statements regarding expectations for the third quarter and full year 2003, including depreciation and amortization, SG&A and average interest expense rate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

WASTE CONNECTIONS, INC.

(Registrant)

BY: /s/ Ronald J. Mittelstaedt Date: July 23, 2003

Ron J. Mittelstaedt,

President and Chief Executive Officer